Exhibit 99.1
GARDNER DENVER, INC.
SUPPLEMENTAL EXCESS
DEFINED CONTRIBUTION PLAN
(January 1, 2008 Restatement)

GARDNER DENVER, INC.
SUPPLEMENTAL EXCESS
DEFINED CONTRIBUTION PLAN
(January 1, 2008 Restatement)

ii

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GARDNER DENVER, INC. SUPPLEMENTAL EXCESS
DEFINED CONTRIBUTION PLAN
(January 1, 2008 Restatement)
     WHEREAS, effective as of March 1, 1994, Gardner Denver, Inc. (heretofore known as Gardner Denver Machinery Inc. and hereinafter referred to as the “Company”) established a supplemental retirement plan for the benefit of a select group of management or highly compensated employees employed by the Company or an Affiliate thereof whose benefits under the Gardner Denver, Inc. Retirement Savings Plan are limited by the provisions of Section 401(a)(17) or Section 415 of the Internal Revenue Code of 1986, as amended, or are reduced otherwise due to participation in a deferred compensation program; and
     WHEREAS, effective as of September 1, 1998, the Plan was amended and restated; and
     WHEREAS, the Company desires to amend the Plan to the extent necessary to incorporate the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other changes;
     NOW, THEREFORE, effective as of January 1, 2008, the Plan is hereby amended and restated in the manner hereinafter set forth, except that where an earlier date is indicated, and the context so requires, the Plan is amended effective as of such earlier date with respect to such provisions.

ARTICLE I

DEFINITIONS
          1.1 Definitions
     Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.
     The term “Affiliate” shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; and any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member.
     The term “Basic Contributions” shall mean Pre-Tax Matched Contributions under the Gardner Denver Retirement Savings Plan.
     The term “Beneficiary” shall mean the person who, in accordance with the provisions of Article VI, shall be entitled to receive a distribution hereunder in the event a Participant dies before his interest under the Plan has been distributed to him in full.
     The term “Board” shall mean the Board of Directors of the Company.
     The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable sections of any future legislation that amends, supplements, or supersedes such section.
     The term “Company” shall mean Gardner Denver, Inc., its corporate successors, and the surviving corporation resulting from any merger of Gardner Denver, Inc. with any other corporation or corporations.
     The term “Compensation” shall mean:
               (1) the total wages and salary, including overtime payments, commissions, and other monetary remuneration, if any, which is included in a Participant’s gross pay with respect to a month for services rendered to an Employer, but excluding any relocation expense reimbursements, foreign service premiums and allowances, severance pay (whether paid periodically or in a lump sum), and amounts received in connection with any equity compensation (whether received upon grant, exercise or otherwise), plus
               (2) Basic Contributions made on behalf of such Participant under the Gardner Denver Retirement Savings Plan and Supplemental Basic Contributions credited to such Participant under Section 3.2 of the Plan.Notwithstanding the foregoing, the term Compensation shall include severance pay (whether paid monthly or in a lump sum) of a Participant who began receiving severance pay before August 15, 2007, to the extent so provided in such Participant’s severance agreement or other agreement with the Company; provided, however, in no event shall severance pay be included in Compensation of such a Participant after December 31, 2007.

     The term “Employer” shall mean the Company as well as any Affiliate which may adopt the Plan in accordance with the provisions of Article IX.
     The term “Gardner Denver Pension Plan” shall mean the Gardner Denver, Inc. Pension Plan, as amended from time to time.
     The term “Gardner Denver Retirement Savings Plan” shall mean the Gardner Denver, Inc. Retirement Savings Plan, as amended from time to time.
               The term “MIP” shall mean the Gardner Denver, Inc. Management Incentive Program, or such successor or other bonus program specified by the Company in its discretion.
               The term “Participant” shall mean any employee of an Employer or any other individual, who participates in the Plan pursuant to Article II of the Plan.
     The term “Plan” shall mean the Gardner Denver, Inc. Supplemental Excess Defined Contribution Plan as set forth herein.
     The term “Separate Account” shall mean each of the accounts maintained in the name of a Participant pursuant to Section 4.1 of the Plan.
     The term “Specified Employee” means a specified employee determined in accordance with the meaning of such term under Code Section 409A and the regulations promulgated thereunder. The Company shall determine whether an individual is a Specified Employee by applying reasonable specified employee identification procedures set forth in a resolution of the Board.
     The term “Supplemental Basic Account” shall mean the Separate Account to which Supplemental Basic Contributions are credited in accordance with the provisions of Sections 3.2 and 4.1 of the Plan.
     The term “Supplemental Basic Contributions” shall mean the Contributions credited to a Participant under the Plan pursuant to Section 3.2.
     The term “Supplemental Matching Account” shall mean the Separate Account to which Supplemental Matching Contributions are credited in accordance with the provisions of Sections 3.1 and 4.1 of the Plan.
     The term “Supplemental Matching Contributions” shall mean the Employer contributions credited to a Participant under the Plan pursuant to Section 3.1.
     The term “Supplemental MIP Account” shall mean the Separate Account to which amounts which are credited with respect to the MIP in accordance with the provisions of Sections 3.5 and 4.1 of the Plan.

     The term “Supplemental Non-Elective Account” shall mean the Separate Account to which Supplemental Non-Elective Contributions are credited in accordance with the provisions of Sections 3.3 and 4.1 of the Plan.
     The term “Supplemental Non-Elective Contributions” shall mean the contributions credited under the Plan pursuant to Section 3.3 to each Participant who participated in the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan on October 31, 2006 and each such other Participant, if any, as may be so designated by the Chief Executive Officer of the Company and/or the Board (or a committee thereof) as eligible to have such Supplemental Non-Elective Contributions credited to his Supplemental Non-Elective Account.
     The term “Supplemental Pension Account” shall mean the Separate Account to which a Supplemental Pension Credit is credited in accordance with the provisions of Sections 3.4 and 4.1 of the Plan.
     The term “Supplemental Pension Credit” shall mean the credit provided under the Plan to a Participant who participated in the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan on October 31, 2006 pursuant to Section 3.4.
     The term “Termination” shall mean a termination of services for any reason. A Participant shall be deemed to have terminated services if the Company and the Participant reasonably anticipate a permanent reduction in his or her level of bona fide services to a level less than twenty-one percent (21%) of the average level of bona fide services provided by the Participant in the immediately preceding 36-month period. Notwithstanding the preceding sentence, no termination of services shall occur (1) while the Participant is on military leave, sick leave, or other bona fide leave of absence which does not exceed six months or such longer period during which the Participant retains a right to reemployment with the Company pursuant to law or by contract; or (2) while the Participant is on a leave of absence due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of six months or more and results in the Participant being unable to perform services for the Company in his or her position or a substantially similar position and such leave does not exceed 29 months. A leave of absence will be a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company. A Participant who transfers employment to any subsidiary of the Company or other entity in which the Company has a fifty percent (50%) or greater ownership interest shall be deemed not to have terminated employment as long as such Participant is an employee of such a subsidiary or entity. Such term shall be construed in a manner consistent with Section 409A of the Code.
          1.2 Construction Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

ARTICLE II
ELIGIBILITY AND PARTICIPATION
          2.1 Eligibility. The Chief Executive Officer of the Company and each other individual who is a member of a select group of management or highly compensated employees of the Company and who is designated by the Chief Executive Officer of the Company and/or by the Board (or a committee thereof), in his and/or its sole discretion, to participate in the Plan shall be eligible to become a Participant in the in accordance with the terms hereof.

ARTICLE III
SUPPLEMENTAL CONTRIBUTIONS
          3.1 Supplemental Matching Contributions. As of the last day of each month, the Supplemental Matching Account of each Participant shall be credited with Supplemental Matching Contributions equal to the amount that would have been contributed by an Employer under the Gardner Denver Retirement Savings Plan for such month as matching contributions if Basic Contributions had been contributed thereunder in the amount of the Supplemental Basic Contributions credited under this Plan on such Participant’s behalf for such month without regard to the limitations under Sections 401(k), 401(a)(17), 402(g) and Section 415 of the Code.
          Notwithstanding anything herein to the contrary, any Supplemental Matching Contribution credited to a Supplemental Matching Account of a Participant on or after November 1, 2006 shall be reflected as a credit in the form of cash.
          3.2 Supplemental Basic Contributions. As of the last day of each month, the Supplemental Basic Accounts (pre-tax) of each Participant shall be credited with Supplemental Basic Contributions equal to the Basic Contributions that would have been contributed to the Gardner Denver Retirement Savings Plan on his behalf for such month except for the provisions of Sections 401(k), 401(a)(17), 402(g) and Section 415 of the Code and that were deferred from his Compensation in accordance with a duly executed and filed Compensation reduction authorization form; provided, that:
               (1) in no event shall Supplemental Basic Contributions when added to the amount of Basic Contributions for such Participant for such month under the Gardner Denver Retirement Savings Plan exceed the maximum percentage of such Participant’s Compensation permitted to be deferred under the Gardner Denver Retirement Savings Plan on behalf of such Participant; and
               (2) a Participant’s election to participate in this Plan and election with respect to the percentage or amount of Compensation to be deferred under the Gardner Denver Retirement Savings Plan shall be properly filed, as prescribed by the Company, but in no event later than the day immediately preceding the first day of the calendar year to which it relates, irrevocable with respect to Compensation payable during the calendar year and may only be changed by the filing of a new duly executed Compensation reduction authorization form for the following calendar year.
          3.3 Supplemental Non-Elective Contributions. As of each pay date, the Supplemental Non-Elective Account of each Participant so designated by the Chief Executive Officer of the Company and/or the Board (or a committee thereof), in his and/or its sole discretion, to receive Supplemental Non-Elective Contributions credits shall be credited with Supplemental Non-Elective Contributions equal to twelve percent (12%) of such Participant’s Compensation which, when added to such Participant’s Compensation for all prior months during the calendar year, is in excess of the limitation set forth in Code Section 401(a)(17).
          3.4 Supplemental Pension Credit. As of November 1, 2006, the Supplemental Pension Account of each Participant who was a participant in the Gardner Denver, Inc.

Supplemental Excess Defined Benefit Plan on October 31, 2006 shall be credited with an amount which is the value of such Participant’s supplemental benefit and account in the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan as of October 31, 2006, determined in accordance with the terms of Article III of the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan in effect on October 31, 2006.
          3.5 Supplemental MIP Contributions. To the extent the MIP provides for performance-based compensation as determined under Section 409A of the Code, a Participant may make a separate election with respect to the percentage or amount of Compensation payable under the MIP (in excess of any Compensation attributable to the MIP otherwise deferred under the Gardner Denver Retirement Savings Plan as described in Section 3.2(2) above) to be deferred under the Plan, which shall be properly filed, at such time and in such form as prescribed by the Company, but in no event later than six months before the end of the applicable performance period, provided that the Participant performs services continuously from the later of the beginning of such performance period or the date the performance criteria are established through the date an election is made under this Section and provided further that in no event may an election to defer compensation payable under the MIP be made after such Compensation has become readily ascertainable. The Supplemental MIP Account of each such Participant who makes a valid election hereunder shall be credited with an amount equal to the percentage or amount of Compensation payable under the MIP that such Participant has made a valid election to defer hereunder.

ARTICLE IV
SEPARATE ACCOUNTS
          4.1 Types of Separate Accounts. Each Participant shall have established in his name Separate Accounts which shall reflect the type of contributions as well as any earnings (or losses) thereon credited to him pursuant to Article III and Section 4.2. Such Separate Accounts shall be as follows:
               (1) a Supplemental Matching Account which shall reflect the Supplemental Matching Contributions credited to a Participant pursuant to Section 3.1 and any earnings (or losses) credited thereon pursuant to Section 4.2;
               (2) a Supplemental Basic Account (pre-tax) which shall reflect the pre-tax Supplemental Basic Contributions credited to a Participant pursuant to Section 3.2 and any earnings (or losses) credited thereon pursuant to Section 4.2;
               (3) a Supplemental Basic Account (post-tax) which shall reflect the post-tax Supplemental Basic Contributions credited to a Participant prior to May 1, 1997 and any earnings (or losses) credited thereon pursuant to Section 4.2;
               (4) a Supplemental Non-Elective Account which shall reflect the Supplemental Non-Elective Contributions credited to such Participant, if any, as may be so designated in accordance with Section 3.3 to receive Supplemental Non-Elective Contributions credits and any earnings (or losses) credited thereon pursuant to Section 4.2;
               (5) a Supplemental Pension Account which shall reflect the Supplemental Pension Credit credited to a Participant who was a participant in the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan on October 31, 2006 pursuant to Section 3.4 and any earnings (or losses) credited thereon pursuant to Section 4.2; and
               (6) a Supplemental MIP Account which shall reflect the amounts credited to a Participant pursuant to Section 3.5 and any earnings (or losses) credited thereon pursuant to Section 4.2.
          4.2 Deemed Investments. The Supplemental Basic Account, Supplemental Non-Elective Account, Supplemental Pension Account and Supplemental MIP Account of a Participant shall be deemed each business day to be credited with earnings (and losses) equal to the earnings and losses in such investment as may be permitted by the Company from time to time and as the Participant may elect in such form, time and manner as the Company may prescribe. The portion of the Supplemental Matching Account of a Participant relating to any Supplemental Matching Contributions credited before November 1, 2006 shall be deemed to be invested in the common stock of the Company and shall be credited with deemed dividends, if any, thereon, and, on and after November 1, 2006, a Participant may not elect to have all or any portion of the balance of such portion of his Supplemental Matching Account be deemed to be invested in any other investment. The portion of a Participant’s Supplemental Matching Account relating to any Supplemental Matching Contributions credited on or after November 1, 2006 shall be deemed to be invested in such investment as may be permitted by the Company from time to time and as the

Participant may elect in such form, time and manner as the Company may prescribe. Investments in which the Supplemental Basic Account, Supplemental Non-Elective Account, Supplemental Pension Account and Supplemental Matching Account (relating to Supplemental Matching Contributions credited on and after November 1, 2006) may be permitted to be deemed invested in accordance with this Section shall be substantially similar in the aggregate to those available under the Gardner Denver Retirement Savings Plan, but in no event may they be permitted to be deemed invested in the common stock of the Company.

ARTICLE V
DISTRIBUTION
          5.1 Vesting. A Participant shall be 100 percent vested in the balance credited to all of his Separate Accounts other than the Supplemental Pension Account and the Supplemental Non-Elective Account. A Participant shall be vested in the balance of his Supplemental Pension Account and Supplemental Non-Elective Account based on Years of Vesting Service, as determined under the Gardner Denver Retirement Savings Plan, in accordance with the following schedule:

Full Years of Vesting Service	Vested Interest
Less than 3 Years	0%
3 Years or More	100%
          5.2 Time and Form of Payment. On and after January 1, 2005, the vested balance credited to a Participant’s Separate Accounts shall be distributed to such Participant or his Beneficiary (i) except as otherwise provided in (ii) hereof or Section 5.5, in a single lump sum payment within ninety (90) days following the date the Participant Terminates, or, if so elected by the Participant at such time as designated by the Company, but in no event later than the day immediately preceding the first day of the calendar year to which such election relates (or, with respect to a new Participant who does not already participate in a deferred compensation arrangement that would be aggregated with this Plan for purposes of Section 409A of the Code, within the first 30 days after becoming eligible but only with respect to amounts deferred after the effective date of such election), a lump sum or series of equal annual installment payments for a period of between two (2) and ten (10) years, payable or beginning, as applicable, on the March 1 of the calendar year following the calendar year in which he Terminates or, if so elected, within ninety (90) days following the date he Terminates and (ii) in the case of such Participant’s Supplemental Pension Account, if any, that is distributed or commences distribution on or before December 31, 2007, in the same manner and form as the payment of benefits of such Participant from the Gardner Denver Pension Plan. Any election regarding the time and form of distribution shall be made in accordance with such form and procedures as the Company may establish from time to time, and, except as provided in Section 5.3 and 5.4 below, shall remain in effect with respect to all future deferrals hereunder.
     Notwithstanding any provision contained herein to the contrary, the portion of a Participant’s Supplemental Matching Account relating to Supplemental Matching Contributions credited before November 1, 2006 that is deemed to be invested in the common stock of the Company, in accordance with the terms of the Plan, shall be distributed in the form of common stock of the Company at the same time and in the same manner as otherwise provided hereunder.
          5.3 Transition Election. Notwithstanding any provision contained herein to the contrary, a Participant shall have until the date specified by the Company, which shall be no later than December 31, 2007, to change the time and form of distribution previously elected with respect to prior deferrals; provided, however, with respect to a new election made on or before December 31, 2006, the election may change the time and form of distribution only with respect to amounts that would not otherwise be payable in 2006 and may not cause an amount to be paid in 2006 that would not otherwise be payable in 2006; and, provided, further, with respect to a new election made on or after January 1, 2007 and on or before December 31, 2007, the election may change the time and form of distribution only with respect to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007. In addition, individuals with severance agreements or other agreements with the Company effective on or before December 31, 2007 providing for a different time and form of distribution will be deemed to have made an election as to time and form of distribution in accordance with such agreement provided that such agreement complies with the foregoing and further provided that such individual shall be permitted to change such election only to the extent agreed to by the Company and consistent with the foregoing and other provisions of the Plan.
          5.4 Subsequent Election Changes. Notwithstanding any provision contained herein to the contrary, a Participant may elect to change his election as to the time and form of distribution, in accordance with such form and procedures as the Company may establish from time to time, provided (i) such election shall not take effect until at least 12 months following the date on which such election was made; (ii) if the election relates to a payment that is not made on account of death or Financial Hardship (as defined in Section 5.6 below), the first payment with respect to such election must be deferred for a period of not less than 5 years from the date such payment would have otherwise been made; and (iii) such election must be made not less than 12 months prior to the date that the Participant would otherwise receive or begin to receive a distribution of his Separate Accounts. For purposes of applying the provisions of this Section 5.4, installment payments shall be considered a single payment for purposes of applying these subsequent election rules.
          5.5 Specified Employee Restriction. Notwithstanding the foregoing, distribution shall be made or commenced, as applicable, on the first payroll date which is more than six (6) months after the date of a Participant’s Termination with respect to the payment of benefits on termination of employment to a Participant who is determined to be a Specified Employee, to the extent required to avoid the adverse tax consequences to the Participant under Section 409A of the Code, or, if earlier, death.
          5.6 Financial Hardship Distribution. A Participant may apply in writing to the Company for, and the Company may permit, the acceleration of distribution of all or part of a Participant’s Separate Accounts if the Company, in its sole discretion, determines that the Participant has incurred a Financial Hardship. For purposes of this Plan, a Financial Hardship shall be deemed to exist when the Company, in its sole and absolute discretion, determines that a Participant requires a distribution to meet an immediate and significant financial need resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based upon Financial Hardship shall be limited to the amount reasonable necessary to meet the immediate financial need created by the Financial Hardship, plus the federal and state taxes due on the withdrawal, as determined by the Company. The Company may require a Participant who requests a hardship withdrawal to submit such evidence as the Company, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

ARTICLE VI
BENEFICIARIES
     In the event a Participant dies before his vested interest under the Plan has been distributed to him in full, any remaining vested interest shall be distributed pursuant to Article V to his Beneficiary who shall be the person designated as his beneficiary under the Gardner Denver Retirement Savings Plan.

ARTICLE VII
ADMINISTRATIVE PROVISIONS
          7.1 Administration. The Plan shall be administered by the Board which shall administer it in a manner consistent with the terms hereof and otherwise consistent with the administration of the Gardner Denver Retirement Savings Plan, as from time to time amended, except that the Plan shall be administered as an unfunded plan not intended to meet the qualification requirements of Section 401 of the Code.
          7.2 Powers and Authorities of the Board. The Board shall have full power, authority and discretion to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Board may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Board shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.
          7.3 Indemnification. In addition to whatever rights of indemnification a member of the Board, or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 7.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

ARTICLE VIII
AMENDMENT AND TERMINATION
     The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant who is receiving supplemental benefits under the Plan or whose Separate Accounts are credited with any contributions thereto, unless an equivalent benefit is provided under another plan or program sponsored by the Employer.

ARTICLE IX
ADOPTION BY SUBSIDIARIES
     Any subsidiary of the Company which is not the Employer may, with the consent of the Company, adopt the Plan and become the Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company.

ARTICLE X
MISCELLANEOUS
          10.1 Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children or other dependents as the Board may select. As a result of this provision, a Participant may not borrow money from the Plan or otherwise pledge his benefits under the Plan as collateral for a loan.
          10.2 Payment of Benefits to Others. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Board to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.
          10.3 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Employer to continue his employment with the Employer, and nothing herein contained shall be construed as a commitment on the part of the Employer to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.
          10.4 Funding. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, the obligation of the Employer under the Plan to provide a Participant or a Beneficiary with a benefit constitutes the unsecured promise of such Employer to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Employer.
          10.5 Controlling Status. No participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.
          10.6 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Employer, its officers, employees or directors except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
          10.7 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

          10.8 Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Illinois to the extent not preempted by Federal law.
          10.9 Claims Review Procedure.
     (a) A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”) , or his or her representative, may file a written request for such benefit with the Employee Benefits Specialist setting forth his or her claim. The request must be addressed to: Employee Benefits Specialist, Gardner Denver, 1800 Gardner Expressway, Quincy, Illinois 62301.
     (b) Upon receipt of a claim, the Employee Benefits Specialist shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the Employee Benefits Specialist may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the Employee Benefits Specialist shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the Employee Benefits Specialist expects to render the benefit determination. If the claim is denied in whole or in part, the Employee Benefits Specialist will render a written opinion using language calculated to be understood by the Claimant setting forth:
(1) the specific reason or reasons for denial;
(2) the specific references to pertinent Plan provisions on which the denial is based;
(3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;
(4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(5) the time limits for requesting a review under Subsection(c) and for the actual review under Subsection (d).
     (c) Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Manager, Employee Benefits review the Employee Benefits Specialist’s prior determination. Such request must be addressed to: Manager, Employee Benefits, Gardner Denver, 1800 Gardner Expressway, Quincy, Illinois 62301. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Employee Benefits Specialist in making his or her initial claims decision, (ii) was submitted, considered or generated in the course of the Employee Benefits Specialist making his or her initial claims decision, without regard to whether such instrument was actually relied upon by the Employee Benefits Specialist in making his or her decision or (iii) demonstrates compliance by the Employee Benefits Specialist with his or her administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Employee Benefits Specialist’s determination within such sixty-day period, he or she shall be barred and estopped from challenging such determination.
     (d) Within a reasonable period of time, ordinarily not later than sixty days, after the Manager, Employee Benefits’ receipt of a request for review, it will review the Employee Benefits Specialist’s prior determination. If special circumstances require that the sixty-day time period be extended, the Manager, Employee Benefits will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Manager, Employee Benefits expects to render his or her decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. The Manager, Employee Benefits has discretionary authority to determine your eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Manager, Employee Benefits decides in his or her discretion that the applicant is entitled to them. The decision of the Manager, Employee Benefits shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant. If the Manager, Employee Benefits makes an adverse benefit determination on review, the Manager, Employee Benefits will render a written opinion using language calculated to be understood by the Claimant setting forth:
               (1) the specific reason or reasons for denial;
               (2) the specific references to pertinent Plan provisions on which the denial is based;
               (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Manager, Employee Benefits in making his or her decision, (ii) was submitted, considered or generated in the course of the Manager, Employee Benefits making his or her decision, without regard to whether such instrument was actually relied upon by the Manager, Employee Benefits in making his or her decision or (iii) demonstrates compliance by the Manager, Employee Benefits with his or her administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

               (4) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
     Executed this 13th day of December, 2007.

GARDNER DENVER, INC.

By:	/s/ Ross J. Centanni Title: Chairman, President & Chief Executive Officer

By:	/s/ Tracy D. Pagliara

Title: Executive Vice President, Administration, General Counsel and Secretary

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